Exhibit 10.4

FIRST AMENDMENT TO THE
TERM LOAN CREDIT AGREEMENT
among
FORD MOTOR COMPANY,
The Several Lenders from Time to Time Parties Thereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
Dated as of July 28, 2025,

JPMorgan Chase Bank, N.A.,
as Bookrunner and Lead Arranger
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP., BOFA SECURITIES, INC., CITIBANK, N.A., COMMERZBANK AG, NEW YORK BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, LLOYDS BANK CORPORATE MARKETS PLC, MIZUHO BANK, LTD., MORGAN STANLEY MUFG LOAN PARTNERS, LLC, RBC CAPITAL MARKETS, SOCIETE GENERALE, SUMITOMO MITSUI BANKING CORPORATION, WELLS FARGO SECURITIES, LLC,
as Bookrunners and Lead Arrangers
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, BNP PARIBAS, CITIBANK, N.A., COMMERZBANK AG, NEW YORK BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, LLOYDS BANK CORPORATE MARKETS PLC, MIZUHO BANK, LTD., MORGAN STANLEY MUFG LOAN PARTNERS, LLC, RBC CAPITAL MARKETS, SOCIETE GENERALE, SUMITOMO MITSUI BANKING CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

FIRST AMENDMENT, dated as of April 15, 2026 (this “Amendment Agreement”) to the Term Loan Credit Agreement dated as of July 28, 2025 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment Agreement, the “Credit Agreement”) among Ford Motor Company (the “Company”), the several lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Existing Credit Agreement and used herein shall have the meanings given to them in the Existing Credit Agreement.
WHEREAS, the Company has requested an amendment to the Existing Credit Agreement pursuant to which (a) the existing Lenders will agree to extend, to December 31, 2026, the existing Commitment Termination Date and (b) certain other provisions of the Existing Credit Agreement will be amended; and
WHEREAS, in order to effect the foregoing, the Company and the other parties hereto desire to amend, as of the Amendment Effective Date (as defined in Section 3 below), the Existing Credit Agreement and to enter into certain other agreements set forth herein, in each case subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a)the definition of “ABR” in Section 1.1 shall be amended and restated to read in its entirety as follows:
“‘ABR’: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) Daily Simple RFR applicable to such day (taking into account any RFR floor set forth in the definition of “Daily Simple RFR”) plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily Simple RFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily Simple RFR, respectively.”
(b)the definition of “Applicable Margin” in Section 1.1 shall be amended and restated to read in its entirety as follows:
“‘Applicable Margin’: the rate per annum set forth under the relevant column heading in the Pricing Grid.”
(c)the definition of “Commitment Termination Date” in Section 1.1 shall be amended and restated to read in its entirety as follows:
“‘Commitment Termination Date’: 11:59 p.m., New York City time, on December 31, 2026.”

(d)the definition of “Guarantee Obligation” in Section 1.1 shall be amended and restated to read in its entirety as follows:
“‘Guarantee Obligation’: as to any Person, any obligation of such Person guaranteeing any Indebtedness of any other Person. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.”
(e)clause (e) in Section 8 shall be amended and restated to read in its entirety as follows:
“any Permitted Additional Senior Facilities or any other Indebtedness or Guarantee Obligation of the Company or, during any New Guarantee Period, any Significant New Guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more shall have been accelerated by the holders thereof as a result of a default thereunder; or”
(f)Schedule 1.1C (Pricing Grid) to the Existing Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1C (Pricing Grid) hereto.
Except as set forth above, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date, will continue to be schedules and exhibits to the Credit Agreement.
Section 2. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment Agreement, the Company, hereby represents and warrants to the Administrative Agent and such Lenders that:
(a)(i) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Amendment Agreement, has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment Agreement and has duly executed and delivered this Amendment Agreement and (ii) this Amendment Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)As of the Amendment Effective Date, after giving effect to the transactions contemplated by this Amendment Agreement, no Default or Event of Default has occurred and is continuing.
(c)Each of the representations and warranties set forth in the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
Section 3. Effectiveness of this Amendment Agreement. The effectiveness of this Amendment Agreement is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied, the “Amendment Effective Date”):

(a)The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Company, the Lenders party hereto (which, collectively, constitute all Lenders under the Existing Credit Agreement) and the Administrative Agent.
(b)The Administrative Agent shall have received legal opinions, dated the Amendment Effective Date, of (i) Davis Polk & Wardwell LLP, New York counsel to the Company and (ii) an in house counsel of the Company serving as either the Secretary or an Assistant Secretary of the Company, in each case addressed to the Lenders and the Administrative Agent as to matters previously agreed between the Company and the Administrative Agent.
(c)So long as reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date, the Administrative Agent shall have received, at least three Business Days prior to the Amendment Effective Date, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined below), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. As used herein, the term “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
Section 4. Effect of this Amendment Agreement.
(a)Except as expressly set forth herein or in the Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except in each case as amended, restated, replaced and superseded hereby or by the Credit Agreement, or any instruments or other agreements executed as of the date hereof in connection herewith or therewith. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 5 Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 6. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of a single primary counsel for the Administrative Agent.
Section 7. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9. Incorporation of Credit Agreement Provisions. The provisions of Sections 10.12 (Submission to Jurisdiction; Waivers) and 10.17 (Waiver of Jury Trial) of the Credit Agreement shall apply herein as if fully set forth herein, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

FORD MOTOR COMPANY
By:	/s/ David A. Webb
Name: David A. Webb
Title: Vice President, Treasurer

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Jason C. Behnke
Name: Jason C. Behnke
Title: Vice President – Assistant Treasurer

[Signature Page to First Amendment]